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Exhibit 4.5

RESTATED
CERTIFICATE OF INCORPORATION
OF
SLM CORPORATION

        SLM Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

        (1)   The name of the Corporation is SLM Corporation, and the name under which the Corporation was originally incorporated was SLM Holding Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State was February 3, 1997.

        (2)   This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

        (3)   This Restated Articles of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

        (4)   The text of the Certificate of Incorporation of the Corporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

RESTATED
CERTIFICATE OF INCORPORATION
OF
SLM CORPORATION

        FIRST:    The name of the Corporation is SLM Corporation (hereinafter the "Corporation").

        SECOND:    The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

        THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

        FOURTH:    The total number of shares of stock which the Corporation shall have authority to issue is 1,145,000,000 shares of capital stock, consisting of (i) 1,125,000,000 shares of common stock, par value $.20 per share (the "Common Stock"), and (ii) 20,000,000 shares of preferred stock, par value $.20 per share (the "Preferred Stock").

          a.    Common Stock.    The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

            (1)    Voting.    Except as otherwise expressly required by law or provided in this Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, at each annual or special meeting of stockholders, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of the Common Stock standing in such holder's name on the stock transfer records of the Corporation; provided, however, that at all elections of directors of the Corporation, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast as many votes, in person or by proxy, which (except for this provision) such holder would be entitled to cast for the election of directors with respect to its shares of stock multiplied by the number of directors to be elected at such election, and that such holder may cast all such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such holder sees fit.

            (2)    Dividends.    Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

            (3)    Liquidation, Dissolution, etc.    In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them.

            (4)    No Preemptive or Subscription Rights.    No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

          b.    Preferred Stock.    The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

            (1)    Designated Preferred Stock—Series A.    Pursuant to authority conferred upon the Board of Directors by this Article IV, the Board of Directors created a series of 3,450,000 shares of Preferred Stock designated as 6.97% Cumulative Redeemable Preferred Stock, Series A, by filing a Certificate of Designations of the Corporation with the Secretary of State of the State of Delaware on November 12, 1999, and the voting powers, designations, preferences and relative, participating and other special rights, and the qualifications, limitations and restrictions thereof, of the 6.97% Cumulative Redeemable Preferred Stock are as set forth on Exhibit A hereto and are incorporated herein by reference.

            (2)    Designated Preferred Stock—Series B.    Pursuant to authority conferred upon the Board of Directors by this Article IV, the Board of Directors created a series of 4,000,000 shares of Preferred Stock designated as Floating-Rate Non-Cumulative Preferred Stock, Series B, by filing a Certificate of Designations of the Corporation with the Secretary of State of the State of Delaware on June 7, 2005, and the voting powers, designations, preferences and relative, participating and other special rights, and the qualifications, limitations and restrictions thereof, of the Floating-Rate Non-Cumulative Preferred Stock are as set forth on Exhibit B hereto and are incorporated herein by reference.

          c.    Power to Sell and Purchase Shares.    Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Unless approved by the affirmative vote of not less than a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors, the Corporation shall not take any action that would result in the acquisition by the Corporation, directly or indirectly, from any person or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934) of five percent or more of the shares of Common Stock issued and outstanding, at a price in excess of the prevailing market price of such Common Stock, other than pursuant to a tender offer made to all stockholders or to all stockholders owning less than 100 shares of Common Stock.

          d.    Limitation on Stockholder Rights Plan.    Notwithstanding any other powers set forth in this Certificate of Incorporation, the Board of Directors shall not adopt a stockholders "rights plan" (which for this purpose shall mean any arrangement pursuant to which, directly or indirectly, Common Stock or Preferred Stock purchase rights may be distributed to stockholders that provide all stockholders, other than persons who meet certain criteria specified in the arrangement, the right to purchase the Common Stock or Preferred Stock at less than the prevailing market price of the Common Stock or Preferred Stock), unless (i) such rights plan is ratified by the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors at the next meeting (annual or special) of stockholders; (ii) by its terms, such rights plan expires within thirty-seven (37) months from the date of its adoption, unless extended by the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors; and (iii) at any time the rights issued thereunder will be redeemed by the Corporation upon the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors.

        FIFTH:    Reserved.

        SIXTH:    The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          a.     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          b.     The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

    c.    (1)    (i) The number of directors of the Corporation shall be not less than eleven (11), no more than seventeen (17) for election at the 2000 annual meeting of shareholders; no more than sixteen (16) at the 2001 annual meeting of shareholders; and no more than fifteen (15) thereafter.

            (ii)   Directors may be removed with or without cause by a vote of the holders of shares entitled to vote at an election of directors at a duly called meeting of such holders, provided that no director shall be removed for cause except by the affirmative vote of not less than a majority of the voting power of the shares then entitled to vote at an election of directors, and provided further that if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

            (iii)  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto.

            (2)   A director shall hold office until the succeeding annual meeting (or special meeting in lieu thereof) and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

            (3)   Any vacancy on the Board of Directors, regardless of whether resulting from death, resignation, retirement, disqualification, removal from office, increase in the size of the Board or otherwise, may be filled by the affirmative vote of a majority of directors then in office, but any vacancy filled in such manner shall be filled only until the next annual meeting of stockholders.

          d.     No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          e.     In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no such action by the Board of Directors, unless approved by a majority of the voting shares of capital stock of the Corporation then entitled to vote at an election of directors, shall amend, alter, change or repeal the right of stockholders as provided for in the By-Laws to call a special meeting of stockholders; and provided further that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

        SEVENTH:    Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

        EIGHTH:    Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation delivery to its registered office, its principal place of business or an officer or director of the Corporation having custody of the book in which proceedings of meetings of members are recorded.

        NINTH:    Pursuant to § 203(b)(1) of the GCL, the Corporation hereby expressly opts not to be governed by GCL § 203.

        TENTH:    Any action by the Board of Directors to make, alter, amend, change, add to or repeal this Certificate of Incorporation shall be approved by the affirmative vote of not less than a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed on its behalf this 1st day of August, 2005.

SLM CORPORATION
By:	/s/ Mary F. Eure Mary F. Eure, Corporate Secretary

EXHIBIT A

SLM HOLDING CORPORATION

CERTIFICATE OF DESIGNATION, POWERS,
PREFERENCES, RIGHTS, PRIVILEGES, QUALIFICATIONS,
LIMITATIONS, RESTRICTIONS, TERMS AND CONDITIONS

of

6.97% CUMULATIVE REDEEMABLE
PREFERRED STOCK, SERIES A

1.     Designation, Par Value, Number of Shares and Seniority

        The series of preferred stock of the Corporation created hereby (the "Series A Preferred Stock") shall be designated "6.97% Cumulative Redeemable Preferred Stock, Series A," shall have a par value of $0.20 per share and shall consist of 3,450,000 shares. Subject to the requirements of applicable law and the terms and conditions of the Corporation's Amended and Restated Certificate of Incorporation, the Board of Directors shall be permitted to increase the authorized number of shares of such series at any time. The Series A Preferred Stock shall rank, both as to dividends and upon liquidation, prior to the common stock of the Corporation (the "Common Stock") to the extent provided in this Certificate and the Corporation's Amended and Restated Certificate of Incorporation and shall rank, both as to dividends and upon liquidation, on a parity with any other class or series of preferred stock the Corporation may from time to time issue (the "Parity Preferred Stock").

2.     Dividends

        (a)   The holders of outstanding shares of Series A Preferred Stock shall be entitled to receive, ratably, when, as and if declared by the Board of Directors, in its sole discretion, out of funds legally available therefor, cumulative, cash dividends at the annual rate of 6.97%, or $3.485, per share of Series A Preferred Stock. Dividends on the Series A Preferred Stock shall accrue from but not including November 16, 1999 and are payable when, as and if declared by the Board of Directors quarterly in arrears on January 31, April 30, July 30 and October 31 of each year (each, a "Dividend Payment Date") commencing on January 31, 2000. If a Dividend Payment Date is not a "Business Day," the related dividend shall be paid on the next Business Day with the same force and effect as though paid on the Dividend Payment Date, without any increase to account for the period from such Dividend Payment Date through the date of actual payment. For these purposes, "Business Day" means a day other than (i) a Saturday or Sunday, (ii) a day on which New York City banks are closed or (iii) a day on which the offices of the Corporation are closed.

        The "Dividend Period" relating to a Dividend Payment Date shall be the period from but not including the preceding Dividend Payment Date (or from but not including November 16, 1999, in the case of the first Dividend Payment Date) through and including the related Dividend Payment Date. If declared, the dividend payable in respect of the first Dividend Period will be $0.7357 per share. The amount of dividends payable in respect of any quarterly Dividend Period other than the first Dividend Period shall be computed at a rate equal to 6.97% divided by 4; the amount of dividends payable in respect of any shorter period shall be computed on the basis of twelve 30-day months and a 360-day year. Each such dividend shall be paid to the holders of record of outstanding shares of the Series A Preferred Stock as they appear in the books and records of the Corporation on such record date as shall be fixed in advance by the Board of Directors, not to be earlier than 45 days nor later than 10 days preceding the applicable Dividend Payment Date.

        No dividends shall be declared or paid or set apart for payment on the Common Stock or any other class or series of stock ranking junior to or (except as hereinafter provided) on a parity with the

Series A Preferred Stock with respect to the payment of dividends unless all accrued and unpaid dividends have been declared and paid or set apart for payment on the outstanding Series A Preferred Stock in respect of all prior Dividend Periods. In the event that the Corporation shall not pay any one or more dividends or any part thereof on the Series A Preferred Stock, the holders of that Series A Preferred Stock shall not have any cause of action against the Corporation in respect of such non-payment so long as no dividend is paid on any junior or parity stock in violation of the next preceding sentence.

        No Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends may be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock) unless all accrued and unpaid dividends have been declared and paid or set apart for payment on the outstanding Series A Preferred Stock in respect of all prior Dividend Periods; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any such stock in compliance with the provision of such sinking fund may thereafter be applied to the purchase or redemption of such stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon the Series A Preferred Stock outstanding to the most recent Dividend Payment Date shall have been paid or declared and set apart for payment by the Corporation; provided that, if and when authorized by the Board of Directors, any such junior or parity stock or Common Stock may be converted into or exchanged for stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends.

        (b)   If, prior to May 16, 2001, one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code"), are enacted that reduce the percentage of the dividends-received deduction (70% as of November 10, 1999) as specified in section 243(a)(1) of the Code or any successor provision (the "Dividends-Received Percentage"), certain adjustments may be made in respect of the dividends payable by the Corporation, and Post Declaration Date Dividends and Retroactive Dividends (as such terms are defined below) may become payable, as described below. Notwithstanding anything to the contrary herein, the Corporation will make no adjustment for any amendments to the Code on or after May 16, 2001 that reduce the Dividends-Received Percentage.

        The amount of each dividend payable (if declared) per share of Series A Preferred Stock for dividend payments made on or after the effective date of such change in the Code will be adjusted by multiplying the amount of the dividend payable pursuant to clause (a) of this Section 2 (before adjustment) by a factor, which shall be the number determined in accordance with the following formula (the "DRD Formula"), and rounding the result to the nearest cent (with one-half cent rounded up):

1 – .35 (1 – .70) 1 – .35 (1 – DRP)

For the purposes of the DRD Formula, "DRP" means the Dividends-Received Percentage (expressed as a decimal) applicable to the dividend in question; provided, however, that if the Dividends-Received Percentage applicable to the dividend in question is less than 50%, then the DRP will equal .50. No amendment to the Code, other than a change in the percentage of the dividends-received deduction set forth in section 243(a)(1) of the Code or any successor provision, or a change in the percentage of the dividends-received deduction for certain categories of stock, which change is applicable to the Series A Preferred Stock, will give rise to an adjustment.

        Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of assurance from the Internal Revenue Service (the "IRS") to the effect that such an amendment does not apply to a dividend payable on the

Series A Preferred Stock, then such amendment shall not result in the adjustment provided for pursuant to the DRD Formula with respect to such dividend. The opinion referenced in the previous sentence shall be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation. Unless the context otherwise requires, references to dividends herein shall mean dividends as adjusted by the DRD Formula. The Corporation's calculation of the dividends payable as so adjusted shall be final and not subject to review absent manifest error.

        Notwithstanding the foregoing, if any such amendment to the Code is enacted after the dividend payable on a Dividend Payment Date has been declared but before such dividend is paid, the amount of the dividend payable on such Dividend Payment Date shall not be increased. Instead, additional dividends (the "Post Declaration Date Dividends"), equal to the excess, if any, of (x) the product of the dividend paid by the Corporation on such Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends-Received Percentage applicable to the dividend in question and .50) over (y) the dividend paid by the Corporation on such Dividend Payment Date, shall be payable (if declared) to holders of Series A Preferred Stock on the record date applicable to the next succeeding Dividend Payment Date, or, if the Series A Preferred Stock is called for redemption prior to such record date, to holders of Series A Preferred Stock on the applicable redemption date, as the case may be, in addition to any other amounts payable on such date. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of assurance from the IRS to the effect that such amendment does not apply to a divided so payable on the Preferred Stock, then such amendment will not result in the payment of Post Declaration Date Dividends. The opinion referenced in the previous sentence must be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation.

        If any such amendment to the Code is enacted and the reduction in the Dividends-Received Percentage retroactively applies to a Dividend Payment Date as to which the Corporation previously paid dividends on the Series A Preferred Stock (each, an "Affected Dividend Payment Date"), the Corporation shall pay (if declared) additional dividends (the "Retroactive Dividends") to holders of the Series A Preferred Stock on the record date applicable to the next succeeding Dividend Payment Date (or, if such amendment is enacted after the dividend payable on such Dividend Payment Date has been declared, to holders on the record date applicable to the second succeeding Dividend Payment Date following the date of enactment) in an amount equal to the excess of (x) the product of the dividend paid by the Corporation on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends-Received Percentage and .50 applied to each Affected Dividend Payment Date) over (y) the sum of the dividend paid by the Corporation on each Affected Dividend Payment Date. The Corporation will make only one payment of Retroactive Dividends for any such amendment. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of assurance from the IRS to the effect that such amendment does not apply to a dividend payable on an Affected Dividend Payment Date for the Series A Preferred Stock, then such amendment will not result in the payment of Retroactive Dividends with respect to such Affected Dividend Payment Date. The opinion referenced in the previous sentence must be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation.

        In the event that the amount of dividends payable per share of the Series A Preferred Stock is adjusted pursuant to the DRD Formula and/or Post Declaration Date Dividends or Retroactive Dividends are to be paid, the Corporation will give notice of each such adjustment and, if applicable, any Post Declaration Date Dividends and Retroactive Dividends to be paid as soon as practicable to the holders of Series A Preferred Stock.

        (c)   Notwithstanding any other provision of this Certificate, the Board of Directors, in its discretion, may choose to pay dividends on the Series A Preferred Stock without the payment of any dividends on the Common Stock or any other class or series of stock from time to time outstanding ranking junior to the Series A Preferred Stock with respect to the payment of dividends.

        (d)   No dividend shall be declared or paid or set apart for payment on any shares of the Series A Preferred Stock if at the same time any arrears or default exists in the payment of dividends on any outstanding class or series of stock of the Corporation ranking prior to or (except as provided herein) on a parity with the Series A Preferred Stock with respect to the payment of dividends.

        (e)   Holders of shares of the Series A Preferred Stock shall not be entitled to any dividends, in cash or in property, other than as herein provided and shall not be entitled to interest, or any sum in lieu of interest, on or in respect of any dividend payment.

3.     Optional Redemption

        (a)   The Series A Preferred Stock shall not be redeemable prior to November 16, 2009. Subject to this limitation and to any further limitations imposed by law, the Corporation may redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, out of funds legally available therefor, at the redemption price of $50.00 per share plus an amount, determined in accordance with Section 2 above, equal to the amount of the dividend accrued and unpaid for all prior Dividend Periods and for the then-current Dividend Period to but not including the date of such redemption. If less than all of the outstanding shares of the Series A Preferred Stock are to be redeemed, the Corporation shall select shares to be redeemed from the outstanding shares not previously called for redemption by lot or pro rata (as nearly as possible) or by any other method which the Corporation in its sole discretion deems equitable.

        (b)   In the event the Corporation shall redeem any or all of the Series A Preferred Stock as aforesaid, notice of such redemption shall be given by the Corporation by first class mail, postage prepaid, mailed not less than 30 and not more than 60 days prior to the redemption date, to each holder of record of the shares of the Series A Preferred Stock being redeemed, at such holder's address as the same appears in the books and records of the Corporation. Each such notice shall state the number of shares being redeemed, the redemption price, the redemption date and the place at which such holder's certificate(s) representing shares of the Series A Preferred Stock must be presented for cancellation or exchanges, as the case may be, upon such redemption. Any notice that is so mailed shall be conclusively presumed to have been duly given, whether or not the stockholder received such notice. Failure to duly give notice, or any defect in the notice or in the mailing thereof, to any holder of the Series A Preferred Stock shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock being redeemed.

        (c)   If any redemption date is not a Business Day, then payment of the redemption price may be made on the next Business Day with the same force and effect as if made on the redemption date, and no interest, additional dividends or other sums will accrue on the amount payable from the redemption date to the next Business Day.

        (d)   Notice having been mailed as aforesaid, from and after the redemption date specified therein and upon payment of the consideration set forth in Section 3(a) above, said shares of the Series A Preferred Stock shall no longer be deemed to be outstanding, and all rights of the holders thereof as holders of the Series A Preferred Stock shall cease, with respect to shares so redeemed.

        (e)   Subject to applicable law, any shares of the Series A Preferred Stock which shall have been redeemed shall, after such redemption, no longer have the status of authorized, issued or outstanding shares.

        (f)    The shares of Series A Preferred Stock shall not be subject to any sinking fund or to any mandatory redemption.

4.     Preferred Stock Board Committee; Limited Rights to Vote and Elect Board Observers

        At the first regularly scheduled meeting of the Board of Directors after the issuance of the Series A Preferred Stock, the Board of Directors shall form a committee (the "Preferred Stock Committee") of the Board of Directors whose purpose shall be to monitor and evaluate proposed actions of the Corporation that may impact the rights of holders of Series A Preferred Stock, including the payment of dividends on the Series A Preferred Stock, and to report to the Board of Directors thereon. The Board of Directors shall designate from among its "independent directors" (as such term is defined (i) by the Corporation's Bylaws as then in effect or (ii) by New York Stock Exchange rules) at least three directors to serve on the Preferred Stock Committee. In designating the independent directors to serve on the Preferred Stock Committee, the Board of Directors may, in its sole discretion, apply either of the foregoing definitions. The Preferred Stock Committee shall meet at least once a year.

        Except as set forth in this Section 4 and in Section 9(h) below, the shares of the Series A Preferred Stock shall not have any voting powers, either general or special. Whenever dividends on any shares of Series A Preferred Stock are in arrears for four or more quarterly Dividend Periods, whether or not consecutive:

        (a)   The holders of the Series A Preferred Stock, voting together as single class with all other classes or series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of two observers to the board of directors, will be entitled to vote for the election of a total of two board observers at a special meeting called by an officer of the Corporation at the request of holders of record of at least 10% of the outstanding Series A Preferred Stock or by the holders of any such other class or series of capital stock of the Corporation and at each subsequent annual meeting of stockholders, until all dividends accumulated on the Series A Preferred Stock for all prior Dividend Periods and the then current Dividend Period have been fully paid.

        (b)   If and when full cumulative dividends on the Series A Preferred Stock for all prior Dividend Periods and the then current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside for payment in full, the right of holders of Series A Preferred Stock to elect those two board observers will cease and, unless there are other classes and series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable, all rights of each of the two board observers will immediately and automatically terminate.

        (c)   The Corporation shall provide to the board observers notice, and a detailed agenda (to the extent prepared for any member of the Board of Directors), of all meetings of the Board of Directors and any committee of the Board of Directors which has been delegated responsibility for matters relating to the payment or nonpayment of dividends, including the Preferred Stock Committee. The Corporation shall also provide to the board observers copies of all materials that may in any way be related to the payment or nonpayment of dividends that are provided to the Board of Directors and to the members of any such committees. The board observers shall be subject to the same confidentiality obligations with respect to such materials as bind the Board of Directors. The board observers may attend any meeting of the Board of Directors or any committee thereof which has been delegated responsibility for matters relating to the payment or nonpayment of dividends, including the Preferred Stock Committee; the board observers may participate in any such meeting, include statements in the minutes of such meetings, and present information and make recommendations to, and ask questions of, the Board of Directors or the Preferred Stock Committee with respect to all matters.

        If a special meeting of the holders of the Series A Preferred Stock for the election of the board observers is not called by an officer of the Corporation within 30 days after request, then the holders of record of at least 10% of the outstanding shares of Series A Preferred Stock may designate a holder of Series A Preferred Stock to call that meeting at the Corporation's expense. The Corporation will pay all costs and expenses of calling and holding any meeting and of electing board observers as described above.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption and sufficient funds have been deposited in trust to effect such redemption.

        In any matter in which the Series A Preferred Stock is entitled to vote, including any action by written consent, each share of the Series A Preferred Stock shall be entitled to one vote, except that when shares of any other class or series of capital stock of the Corporation have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock and the shares of each such other class or series will have one vote for each $50.00 of liquidation preference (excluding accrued dividends).

5.     No Conversion or Exchange Rights

        The holders of shares of the Series A Preferred Stock shall not have any right to convert such shares into or exchange such shares for any other class or series of stock or obligations of the Corporation.

6.     No Preemptive Rights

        No holder of the Series A Preferred Stock shall as such holder have any preemptive right to purchase or subscribe for any other shares, rights, options or other securities of any class of the Corporation which at any time may be sold or offered for sale by the Corporation.

7.     Liquidation Rights and Preference

        (a)   Except as otherwise set forth herein, upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, after payment of or provision for the liabilities of the Corporation and the expenses of such dissolution, liquidation or winding up, the holders of the outstanding shares of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made on the Common Stock or any other class or series of stock of the Corporation ranking junior to the Series A Preferred Stock upon liquidation, the amount of $50.00 per share plus an amount, determined in accordance with Section 2 above, equal to all accrued and unpaid dividends for all prior Dividend Periods and for the then-current Dividend Period through and including the date of payment in respect of such dissolution, liquidation or winding up, and the holders of the outstanding shares of any class or series of stock of the Corporation ranking on a parity with the Series A Preferred Stock upon liquidation shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any such payment or distribution shall be made on the Common Stock or any other class or series of stock of the Corporation ranking junior to the Series A Preferred Stock and to such parity stock upon liquidation, any corresponding preferential amount to which the holders of such parity stock may, by the terms thereof, be entitled; provided, however, that if the assets of the Corporation available for distribution to stockholders shall be insufficient for the payment of the full amounts to which the holders of the outstanding shares of the Series A Preferred Stock and the holders of the outstanding shares of such parity stock shall be entitled to receive upon such dissolution, liquidation or winding up of the Corporation as aforesaid, then all of the assets of the Corporation available for distribution to stockholders shall be distributed to the holders of outstanding shares of the Series A Preferred Stock and to the holders of outstanding shares of such parity stock pro rata, so that the amounts so distributed to holders of the Series A Preferred Stock and to holders of such classes or series of such parity stock, respectively, shall bear to each other the same ratio that the respective distributive amounts to which they are so entitled (including any adjustment due to changes in the Dividends-Received Percentage) bear to each other. After the payment of the aforesaid amounts to which they are entitled, the holders of outstanding shares of the Series A Preferred Stock and the holders of outstanding shares of any such parity stock shall not be entitled to any further participation in any distribution of assets of the Corporation.

        (b)   Neither the sale of all or substantially all of the property or business of the Corporation, nor the merger, consolidation or combination of the Corporation into or with any other corporation or entity, shall be deemed to be a dissolution, liquidation or winding up for the purpose of this Section 7.

8.     Additional Classes or Series of Stock

        The Board of Directors shall have the right at any time in the future to authorize, create and issue, by resolution or resolutions, one or more additional classes or series of stock of the Corporation, and to determine and fix the distinguishing characteristics and the relative rights, preferences, privileges and other terms of the shares thereof. Any such class or series of stock may rank on a parity with or junior to the Series A Preferred Stock as to dividends or upon liquidation or otherwise. No such class or series of stock of the Corporation may rank prior to the Series A Preferred Stock as to dividends or upon liquidation or otherwise.

9.     Miscellaneous

        (a)   Any stock of any class or series of the Corporation shall be deemed to rank:

          (i)    on a parity with shares of the Series A Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates or amounts, dividend payment dates or redemption of liquidation prices per share, if any, be different from those of the Series A Preferred Stock, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or amounts or liquidation prices, without preference or priority, one over the other, as between the holders of such class or series and the holders of shares of the Series A Preferred Stock; and

          (ii)   junior to shares of the Series A Preferred Stock, either as to dividends or upon liquidation, if such class or series shall be Common Stock, or if the holders of shares of the Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or series.

        (b)   The Corporation and any agent of the Corporation may deem and treat the holder of a share or shares of Series A Preferred Stock, as shown in the Corporation's books and records, as the absolute owner of such share or shares of Series A Preferred Stock for the purpose of receiving payment of dividends in respect of such share or shares of Series A Preferred Stock and for all other purposes whatsoever, and neither the Corporation nor any agent or the Corporation shall be affected by any notice to the contrary. All payments made to or upon the order of any such persons shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge liabilities for moneys payable by the Corporation on or with respect to any such share or shares of Series A Preferred Stock.

        (c)   The shares of the Series A Preferred Stock, when duly issued, shall be fully paid and non-assessable.

        (d)   For purposes of this Certificate, the term "the Corporation" means SLM Holding Corporation and any successor thereto by operation of law or by reason of a merger, consolidation or combination.

        (e)   Any notice, demand or other communication which by any provision of this Certificate is required or permitted to be given or served to or upon the Corporation shall be given or served in writing addressed (unless and until another address shall be published by the Corporation) to SLM Holding Corporation, 11600 Sallie Mae Drive, Reston, Virginia 20193, Attn: General Counsel's Office. Such notice, demand or other communication to or upon the Corporation shall be deemed to have been sufficiently given or made only upon actual receipt of a writing by the Corporation. Any notice, demand or other communication which by any provision of this Certificate is required or permitted to be given or served by the Corporation hereunder may be given or served by being deposited first class, postage prepaid, in the United States mail addressed (i) to the holder as such holder's name and address may appear at such time in the books and records of the Corporation or (ii) to a person or entity other than a holder of record of the Series A Preferred Stock, to such person or entity at such address as appears to the Corporation to be appropriate at such time. Such notice, demand or other communication shall be deemed to have been sufficiently given or made, for all purposes, upon mailing.

        (h)   The Corporation, by or under the authority of the Board of Directors, may amend, alter, supplement or repeal any provision of this Certificate pursuant to applicable law and the following terms and conditions:

          (i)    The consent of the holders of at least 66 2/3% of all of the shares of the Series A Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Series A Preferred Stock shall vote together as a class, shall be necessary for authorizing, effecting or validating the amendment, alteration, supplementation or repeal of the provisions of this Certificate if such amendment, alteration, supplementation or repeal would materially and adversely affect the powers, preferences, rights, privileges, qualifications, limitations, restrictions, terms or conditions of the Series A Preferred Stock. The creation and issuance of any other class or series of stock, or the issuance of additional shares of any existing class or series of stock of the Corporation (including the Series A Preferred Stock), whether ranking on parity with or junior to the Series A Preferred Stock, shall not be deemed to constitute such an amendment, alteration, supplementation or repeal.

          (ii)   Holders of the Series A Preferred Stock shall be entitled to one vote per share on matters on which their consent is required pursuant to subparagraph (i) of this paragraph (h). In connection with any meeting of such holders, the Board of Directors shall fix a record date, neither earlier than 60 days nor later than 10 days prior to the date of such meeting, and holders of record of shares of the Series A Preferred Stock on such record date shall be entitled to notice of and to vote at any such meeting and any adjournment. The Board of Directors, or such person or persons as it may designate, may establish reasonable rules and procedures as to the solicitation of the consent of holders of the Series A Preferred Stock at any such meeting or otherwise, which rules and procedures shall conform to the requirements of any national securities exchange on which the Series A Preferred Stock maybe listed at such time.

        (i)    RECEIPT AND ACCEPTANCE OF A SHARE OR SHARES OF THE SERIES A Preferred Stock BY OR ON BEHALF OF A HOLDER SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER (AND ALL OTHERS HAVING BENEFICIAL OWNERSHIP OF SUCH SHARE OR SHARES) OF ALL OF THE TERMS AND PROVISIONS OF THIS CERTIFICATE. NO SIGNATURE OR OTHER FURTHER

MANIFESTATION OF ASSENT TO THE TERMS AND PROVISIONS OF THIS CERTIFICATE SHALL BE NECESSARY FOR ITS OPERATION OR EFFECT AS BETWEEN THE CORPORATION AND THE HOLDER (AND ALL SUCH OTHERS).

[Rest of Page Intentionally Left Blank]

EXHIBIT B

SLM CORPORATION

CERTIFICATE OF DESIGNATION, POWERS,
PREFERENCES, RIGHTS, PRIVILEGES, QUALIFICATIONS,
LIMITATIONS, RESTRICTIONS, TERMS AND CONDITIONS

of

FLOATING-RATE NON-CUMULATIVE
PREFERRED STOCK, SERIES B

1.     Designation, Par Value, Number or Shares and Seniority

        The series of preferred stock of the Corporation created hereby (the "Series B Preferred Stock") shall be designated "Floating-Rate Non-Cumulative Preferred Stock, Series B," shall have a par value of $0.20 per share and shall consist of 4,000,000 shares. Subject to the requirements of applicable law and the terms and conditions of the Corporation's Amended and Restated Certificate of Incorporation, the Board of Directors shall be permitted to increase the authorized number of shares of such series at any time. The Series B Preferred Stock shall rank, both as to dividends and upon liquidation, dissolution or winding up, prior to the common stock of the Corporation (the "Common Stock") to the extent provided in this Certificate and the Corporation's Amended and Restated Certificate of Incorporation and shall rank, both as to the payment of dividends when due and upon liquidation, dissolution or winding up, on a parity with any other class or series of preferred stock the Corporation may from time to time issue (the "Parity Preferred Stock"), including the Corporation's 6.97% Cumulative Redeemable Preferred Stock, Series A (the "Series A Preferred Stock").

2.     Dividends

        (a)   The holders of outstanding shares of Series B Preferred Stock shall be entitled to receive, ratably, when, as and if declared by the Board of Directors, in its sole discretion, out of funds legally available therefor, cash dividends at a rate equal to (i) a floating rate of three-month LIBOR (as defined below) plus 0.70% per annum for periods ending on and prior to June 15, 2011 and (ii) a floating rate of three-month LIBOR plus 1.70% per annum for periods after June 15, 2011, per share of Series B Preferred Stock. Dividends on the Series B Preferred Stock shall accrue from but not including June 8, 2005 in the case of an initial declared dividend or the preceding Dividend Payment Date (as defined below), as applicable, and are payable when, as and if declared by the Board of Directors quarterly in arrears on March 15, June 15, September 15 and December 15 of each year unless such day is not a Business Day, in which case, the related dividend will be paid on the next succeeding Business Day (each, a "Dividend Payment Date") commencing on September 15, 2005. For these purposes, "Business Day" means a day other than (i) a Saturday or Sunday, (ii) a day on which New York City banks are closed or (iii) a day on which the offices of the Corporation are closed.

        The "Dividend Period" relating to a Dividend Payment Date shall be the period from but not including the preceding Dividend Payment Date (or from but not including June 8, 2005, in the case of the first Dividend Payment Date) through and including the related Dividend Payment Date. The amount of dividends payable in respect of any quarterly Dividend Period, including dividends payable for partial Dividend Periods, shall be computed on the basis of the actual number of days for which dividends are payable in the relevant Dividend Period, divided by 360. Each such dividend shall be paid to the holders of record of outstanding shares of the Series B Preferred Stock as they appear in the books and records of the Corporation on such record date as shall be fixed in advance by the Board of Directors, not to be earlier than 45 days nor later than 10 days preceding the applicable Dividend Payment Date.

        For any Dividend Period, LIBOR shall be determined by the Calculation Agent (as defined below) on the second London and New York Business Day (as defined below) immediately preceding the first day of such Dividend Period in the following manner:

    •
    LIBOR will be the offered rate per annum for three-month deposits in U.S. dollars, beginning on the first day of such period, as that rate appears on Moneyline Telerate Page (as defined below) 3750 as of 11:00 A.M., London time, on the second London and New York Business Day immediately preceding the first day of such Dividend Period.

    •
    If the rate described above does not appear on Moneyline Telerate Page 3750, LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London and New York Business Day immediately preceding the first day of such Dividend Period, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: three-month deposits in U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount (as defined below). The Calculation Agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the second London and New York Business Day immediately preceding the first day of such Dividend Period will be the arithmetic mean of the quotations.

    •
    If fewer than two quotations are provided as described above, LIBOR for the second London and New York Business Day immediately preceding the first day of such Dividend Period will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., New York City time, on the second London and New York Business Day immediately preceding the first day of such Dividend Period, by three major banks in New York City selected by the Calculation Agent: three-month loans of U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount.

    •
    If fewer than three banks selected by the Calculation Agent are quoting as described above, LIBOR for the new Dividend Period will be LIBOR in effect for the prior Dividend Period.

        The Calculation Agent's determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be on file at the principal offices of the Corporation, will be made available to any holder of Series B Preferred Stock upon request and will be final and binding in the absence of manifest error. The term "Calculation agent" means any person appointed by the Corporation to act as Calculation Agent hereunder. The Corporation shall be the initial Calculation Agent.

        The term "Representative Amount" means an amount that, in the Calculation Agent's judgment, is representative of a single transaction in the relevant market at the relevant time.

        The term "Moneyline Telerate Page" means the display on Moneyline Telerate, Inc., or any successor service, on the page or pages specified in this certificate or any replacement page or pages on that service.

        The term "London and New York Business Day" means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market and on which banking institutions in New York City generally are not authorized or obligated by law or executive order to close.

        No dividends shall be declared or paid or set apart for payment on the Common Stock or any other class or series of stock ranking junior to or on a parity with the Series B Preferred Stock with respect to the payment of dividends when due unless all accrued and unpaid dividends have been declared and paid or set apart for payment on the outstanding Series B Preferred Stock in respect of the then-current Dividend Period. In the event that the Corporation shall declare but not pay any one or more dividends or any part thereof on the Series B Preferred Stock, the holders of that Series B Preferred Stock shall not have any cause of action against the Corporation in respect of such non-payment so long as no dividend is paid on any junior or parity stock in violation of the preceding sentence.

        No Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to the payment of dividends when due may be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock) unless all accrued and unpaid dividends have been declared and paid or set apart for payment on the outstanding Series B Preferred Stock in respect of the then-current Dividend Period; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any junior or parity stock or Common Stock in compliance with the provision of such sinking fund may thereafter be applied to the purchase or redemption of such stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full dividends upon the Series B Preferred Stock accrued and unpaid to the most recent Dividend Payment Date shall have been declared and paid or set apart for payment by the Corporation; provided that, if and when authorized by the Board of Directors, any such junior or parity stock or Common Stock may be converted into or exchanged for stock of the Corporation ranking junior to the Series B Preferred Stock as to payment of dividends when due.

3.     Optional Redemption

        (a)   The Series B Preferred Stock shall not be redeemable prior to June 15, 2010. On any Dividend Payment Date on or after June 15, 2010, and subject to this limitation, the terms of Parity Preferred Stock and to any further limitations imposed by law, the Corporation may redeem the Series B Preferred Stock, in whole or in part, out of funds legally available therefor, at the redemption price of $100.00 per share plus an amount, determined in accordance with Section 2 above, equal to the amount of the dividend accrued and unpaid for the then-current Dividend Period to but not including the date of such redemption, if any. If fewer than all of the outstanding shares of the Series B Preferred Stock are to be redeemed, the Corporation shall select shares to be redeemed from the outstanding shares not previously called for redemption by lot or pro rata (as nearly as possible) or by any other method which the Corporation in its sole discretion deems equitable.

        (b)   In the event the Corporation shall redeem any or all of the Series B Preferred Stock as aforesaid, notice of such redemption shall be given by the Corporation by first class mail, postage prepaid, mailed not less than 30 and not more than 60 days prior to the redemption date, to each holder of record of the shares of the Series B Preferred Stock being redeemed, at such holder's address as the same appears in the books and records of the Corporation. Each such notice shall state the number of shares being redeemed, the redemption price, the redemption date and the place at which such holder's certificate(s) representing shares of the Series B Preferred Stock must be presented for cancellation or exchanges, as the case may be, upon such redemption. Any notice that is so mailed shall be conclusively presumed to have been duly given, whether or not the stockholder received such notice. Failure to duly give notice, or any defect in the notice or in the mailing thereof, to any holder of the Series B Preferred Stock shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock being redeemed.

        (c)   If any redemption date is not a Business Day, then payment of the redemption price may be made on the next Business Day with the same force and effect as if made on the redemption date, and no interest, additional dividends or other sums will accrue on the amount payable from the redemption date to the next Business Day.

        (d)   Notice having been mailed as aforesaid, from and after the redemption date specified therein and upon payment of the consideration set forth in Section 3(a) above, said shares of the Series B Preferred Stock shall no longer be deemed to be outstanding, and all rights of the holders thereof as holders of the Series B Preferred Stock shall cease, with respect to shares so redeemed.

        (e)   Subject to applicable law, any shares of the Series B Preferred Stock which shall have been redeemed shall, after such redemption, no longer have the status of authorized, issued or outstanding shares.

        (f)    The shares of Series B Preferred Stock shall not be subject to any sinking fund or to any mandatory redemption.

4.     Preferred Stock Board Committee; Limited Rights to Vote and Elect Board Observers

        The Board of Directors maintains a committee (the "Preferred Stock Committee") of the Board of Directors whose purpose is to monitor and evaluate proposed actions of the Corporation that may impact the rights of holders of the outstanding preferred stock of Corporation, including the payment of dividends on the Series B Preferred Stock, and to report to the Board of Directors thereon. The Board of Directors shall designate from among its "independent directors" (as such term is defined (i) by the Corporation's Bylaws as then in effect or (ii) by the rules of the New York Stock Exchange) at least three directors to serve on the Preferred Stock Committee. In designating the independent directors to serve on the Preferred Stock Committee, the Board of Directors may, in its sole discretion, apply either of the foregoing definitions. The Preferred Stock Committee shall meet at least once a year.

        Except as set forth in this Section 4 and in Section 9(f) below, the shares of the Series B Preferred Stock shall not have any voting powers, either general or special. Whenever dividends on any shares of Series B Preferred Stock have not been declared by the Board of Directors or paid for an aggregate of four or more quarterly Dividend Periods, whether or not consecutive:

        (a)   The holders of the Series B Preferred Stock, voting together as a single class with all other classes or series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of two observers to the board of directors, will be entitled to vote for the election of a total of two board observers at a special meeting called by an officer of the Corporation at the request of holders of record of at least 10% of (i) the outstanding Series B Preferred Stock or (ii) any such other class or series of capital stock of the Corporation entitled to vote for such committee and reelected at each subsequent annual meeting of stockholders, until all declared and unpaid dividends on the Series B Preferred Stock have been fully paid and the Corporation has resumed the payment of dividends in full on the Series B Preferred Stock for four consecutive Dividend Periods.

        (b)   If and when all accrued and unpaid dividends on the Series B Preferred Stock have been paid in full or declared and a sum sufficient for the payment thereof set apart for payment in full and the Corporation has resumed the payment in of dividends in full on the Series B Preferred Stock for four consecutive Dividend Periods, the right of holders of Series B Preferred Stock to elect those two board observers will cease and, unless there are other classes and series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable, all rights of each of the two board observers will immediately and automatically terminate.

        (c)   The Corporation shall provide to the board observers notice, and a detailed agenda (to the extent prepared for any member of the Board of Directors), of all meetings of the Board of Directors and any committee of the Board of Directors which has been delegated responsibility for matters relating to the payment or nonpayment of dividends, including the Preferred Stock Committee. The Corporation shall also provide to the board observers copies of all materials that may in any way be related to the payment or nonpayment of dividends that are provided to the Board of Directors and to the members of any such committees. The board observers shall be subject to the same confidentiality obligations with respect to such materials as bind the Board of Directors. The board observers may attend any meeting of the Board of Directors or any committee thereof which has been delegated responsibility for matters relating to the payment or nonpayment of dividends, including the Preferred Stock Committee; the board observers may participate in any such meeting, include statements in the minutes of such meetings, and present information and make recommendations to, and ask questions of, the Board of Directors or the Preferred Stock Committee with respect to all matters.

        If a special meeting of the holders of the Series B Preferred Stock for the election of the board observers is not called by an officer of the Corporation within 30 days after a request by holders of record of at least 10% of the outstanding shares of Series B Preferred Stock, then such requesting holders may designate a holder of Series B Preferred Stock to call that meeting at the Corporation's expense. The Corporation will pay all costs and expenses of calling and holding any meeting and of electing board observers as described above.

        The foregoing voting rights will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series B Preferred Stock have been redeemed or called for redemption and sufficient funds have been deposited in trust to effect such redemption.

        In any matter in which the Series B Preferred Stock is entitled to vote, including any action by written consent, each share of the Series B Preferred Stock shall be entitled to one vote, except that when shares of any other class or series of capital stock of the Corporation have the right to vote with the Series B Preferred Stock as a single class on any matter, the Series B Preferred Stock and the shares of each such other class or series will have one vote for each $50.00 of liquidation preference (excluding accrued dividends, if any).

5.     No Conversion or Exchange Rights

        The holders of shares of the Series B Preferred Stock shall not have any right to convert such shares into or exchange such shares for any other class or series of stock, obligations or property of the Corporation.

6.     No Preemptive Rights

        No holder of the Series B Preferred Stock shall as such holder have any pre-emptive right to purchase or subscribe for any other shares, rights, options or other securities of any class of the Corporation which at any time may be sold or offered for sale by the Corporation.

7.     Liquidation Rights and Preference

        (a)   Except as otherwise set forth herein, upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, after payment of or provision for the liabilities of the Corporation and the expenses of such dissolution, liquidation or winding up, the holders of the outstanding shares of the Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders pari passu with liquidation payments or distributions to holders of Series A Preferred Stock and any other class or series of stock ranking on a parity as to liquidation with the Series B Preferred Stock and before any payment or distribution shall be made on the Common Stock or any other class or series of stock of the Corporation ranking junior to the Series B Preferred Stock upon liquidation, the amount of $100.00 per share plus an amount, determined in accordance with Section 2 above, equal to all accrued and unpaid dividends for the then-current Dividend Period through and including the date of payment in respect of such dissolution, liquidation or winding up, if any, and the holders of the outstanding shares of any class or series of stock of the

Corporation ranking on a parity with the Series B Preferred Stock upon liquidation shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any such payment or distribution shall be made on the Common Stock or any other class or series of stock of the Corporation ranking junior to the Series B Preferred Stock and to such parity stock upon liquidation, any corresponding preferential amount to which the holders of such parity stock may, by the terms thereof, be entitled; provided, however, that if the assets of the Corporation available for distribution to stockholders shall be insufficient for the payment of the full amounts to which the holders of the outstanding shares of the Series B Preferred Stock and the holders of the outstanding shares of such parity stock shall be entitled to receive upon such dissolution, liquidation or winding up of the Corporation as aforesaid, then all of the assets of the Corporation available for distribution to stockholders shall be distributed to the holders of outstanding shares of the Series B Preferred Stock and to the holders of outstanding shares of such parity stock pro rata, so that the amounts so distributed to holders of the Series B Preferred Stock and to holders of such classes or series of such parity stock, respectively, shall bear to each other the same ratio that the respective distributive amounts to which they are so entitled bear to each other. After the payment of the aforesaid amounts to which they are entitled, the holders of outstanding shares of the Series B Preferred Stock and the holders of outstanding shares of any such parity stock shall not be entitled to any further participation in any distribution of assets of the Corporation.

        (b)   Neither the sale of all or substantially all of the property or business of the Corporation, nor the merger, consolidation or combination of the Corporation into or with any other corporation or entity, shall be deemed to be a dissolution, liquidation or winding up for the purpose of this Section 7.

8.     Additional Classes or Series of Stock

        The Board of Directors shall have the right at any time in the future to authorize, create and issue, by resolution or resolutions, one or more additional classes or series of stock of the Corporation, and to determine and fix the distinguishing characteristics and the relative rights, preferences, privileges and other terms of the shares thereof. Any such class or series of stock may rank on a parity with or junior to the Series B Preferred Stock as to payment of dividends when due or upon liquidation or otherwise. No such class or series of stock of the Corporation may rank prior to the Series B Preferred Stock as to payment of dividends when due or upon liquidation or otherwise.

9.     Miscellaneous

        (a)   Any stock of any class or series of the Corporation shall be deemed to rank:

          (i)    on a parity with shares of the Series B Preferred Stock, either as to the payment of dividends when due or upon liquidation, whether or not the dividend rates or amounts, dividend payment dates or redemption of liquidation prices per share, if any, be different from those of the Series B Preferred Stock, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or amounts or liquidation prices, without preference or priority, one over the other, as between the holders of such class or series and the holders of shares of the Series B Preferred Stock; and

          (ii)   junior to shares of the Series B Preferred Stock, either as to the payment of dividends when due or upon liquidation, if such class or series shall be Common Stock, or if the holders of shares of the Series B Preferred Stock shall be entitled to receipt of dividends when due or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or series.

        (b)   The Corporation and any agent of the Corporation may deem and treat the holder of a share or shares of Series B Preferred Stock, as shown in the Corporation's books and records, as the absolute owner of such share or shares of Series B Preferred Stock for the purpose of receiving payment of dividends when due in respect of such share or shares of Series B Preferred Stock and for all other purposes whatsoever, and neither the Corporation nor any agent of the Corporation shall be affected by any notice to the contrary. All payments made to or upon the order of any such persons shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge liabilities for moneys payable by the Corporation on or with respect to any such share or shares of Series B Preferred Stock.

        (c)   The shares of the Series B Preferred Stock, when duly issued, shall be fully paid and non-assessable.

        (d)   For purposes of this Certificate, the term "the Corporation" means SLM Corporation and any successor thereto by operation of law or by reason of a merger, consolidation or combination.

        (e)   Any notice, demand or other communication which by any provision of this Certificate is required or permitted to be given or served to or upon the Corporation shall be given or served in writing addressed (unless and until another address shall be published by the Corporation) to SLM Corporation, 12061 Bluemont Way, Reston, Virginia 20190, Attn: General Counsel's Office. Such notice, demand or other communication to or upon the Corporation shall be deemed to have been sufficiently given or made only upon actual receipt of a writing by the Corporation. Any notice, demand or other communication which by any provision of this Certificate is required or permitted to be given or served by the Corporation hereunder may be given or served by being deposited first class, postage prepaid, in the United States mail addressed (i) to the holder as such holder's name and address may appear at such time in the books and records of the Corporation or (ii) to a person or entity other than a holder of record of the Series B Preferred Stock, to such person or entity at such address as appears to the Corporation to be appropriate at such time. Such notice, demand or other communication shall be deemed to have been sufficiently given or made, for all purposes, upon mailing.

        (f)    The Corporation, by or under the authority of the Board of Directors, may amend, alter, supplement or repeal any provision of this Certificate pursuant to applicable law and the following terms and conditions:

          (i)    Without the consent of the holders of the Series B Preferred Stock, the Corporation may amend, alter, supplement or repeal any provision of this Certificate to cure any ambiguity, to correct or supplement any term that may be defective or inconsistent with any other terms, or to make any other provisions so long as such action does not materially and adversely affect the rights, preferences, privileges or voting power of the holders of the Series B Preferred Stock.

          (ii)   With the consent of the holders of at least 66 2/3% of all of the shares of the Series B Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Series B Preferred Stock shall vote together as a class, shall be necessary for authorizing, effecting or validating the amendment, alteration, supplementation or repeal of the provisions of this Certificate if such amendment, alteration, supplementation or repeal would materially and adversely affect the powers, preferences, rights, privileges, qualifications, limitations, restrictions, terms or conditions of the Series B Preferred Stock. The creation and issuance of any other class or series of stock, or the issuance of additional shares of any existing class or series of stock of the Corporation (including the Series B Preferred Stock), whether ranking on parity with or junior to the Series B Preferred Stock, shall not be deemed to constitute such an amendment, alteration, supplementation or repeal.

          (iii)  Holders of the Series A Preferred Stock shall be entitled to one vote per share on matters on which their consent is required pursuant to subparagraph (i) of this paragraph (f). In connection with any meeting of such holders, the Board of Directors shall fix a record date, neither earlier than 60 days nor later than 10 days prior to the date of such meeting, and holders of record of shares of the Series B Preferred Stock on such record date shall be entitled to notice of and to vote at any such meeting and any adjournment. The Board of Directors, or such person or persons as it may designate, may establish reasonable rules and procedures as to the solicitation of the consent of holders of the Series B Preferred Stock at any such meeting or otherwise, which rules and procedures shall conform to the requirements of any national securities exchange on which the Series B Preferred Stock may be listed at such time.

        (g)   RECEIPT AND ACCEPTANCE OF A SHARE OR SHARES OF THE SERIES B PREFERRED STOCK BY OR ON BEHALF OF A HOLDER SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER (AND ALL OTHERS HAVING BENEFICIAL OWNERSHIP OF SUCH SHARE OR SHARES) OF ALL OF THE TERMS AND PROVISIONS OF THIS CERTIFICATE. NO SIGNATURE OR OTHER FURTHER MANIFESTATION OF ASSENT TO THE TERMS AND PROVISIONS OF THIS CERTIFICATE SHALL BE NECESSARY FOR ITS OPERATION OR EFFECT AS BETWEEN THE CORPORATION AND THE HOLDER (AND ALL SUCH OTHERS).

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RESTATED CERTIFICATE OF INCORPORATION OF SLM CORPORATION
RESTATED CERTIFICATE OF INCORPORATION OF SLM CORPORATION
SLM HOLDING CORPORATION CERTIFICATE OF DESIGNATION, POWERS, PREFERENCES, RIGHTS, PRIVILEGES, QUALIFICATIONS, LIMITATIONS, RESTRICTIONS, TERMS AND CONDITIONS of 6.97% CUMULATIVE REDEEMABLE PREFERRED STOCK, SERIES A
SLM CORPORATION CERTIFICATE OF DESIGNATION, POWERS, PREFERENCES, RIGHTS, PRIVILEGES, QUALIFICATIONS, LIMITATIONS, RESTRICTIONS, TERMS AND CONDITIONS of FLOATING-RATE NON-CUMULATIVE PREFERRED STOCK, SERIES B